Exhibit 99.2

Tilray, Inc. Announces Closing of US$450 Million 5.00% Convertible Notes Offering

NANAIMO, British Columbia – October 10, 2018 –Tilray, Inc. (NASDAQ:TLRY), a global leader in cannabis research, cultivation, production and distribution, today announced that it has closed its offering of 5.00% Convertible Senior Notes due 2023 (the “notes”) for gross proceeds of US$450 million in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Any notes sold in Canada were sold to accredited investors pursuant to an exemption from the prospectus requirements of Canadian securities laws.

Tilray estimates that the net proceeds from the offering is approximately US$435 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by Tilray. Tilray intends to use the net proceeds from this offering for working capital, future acquisitions and general corporate purposes, and to repay the approximately US$9.1 million existing mortgage related to its facility in Nanaimo, British Columbia.

Cowen, BofA Merrill Lynch and BMO Capital Markets acted as joint book-running managers for the offering. Roth Capital Partners, Eight Capital and Northland Capital Markets acted as co-managers for the offering.

The notes are senior unsecured obligations of Tilray and bear an interest at a rate of 5.00% per year, payable semiannually in arrears on April 1 and October 1 of each year, beginning on April 1, 2019. The notes mature on October 1, 2023, unless earlier repurchased, redeemed or converted.

The initial conversion rate for the notes is 5.9735 shares of Class 2 common stock per US$1,000 principal amount of notes (which is equivalent to an initial conversion price of approximately US$167.41 per share). Conversions of the notes will be settled in cash, shares of Tilray’s Class 2 common stock or a combination thereof, at Tilray’s election. The initial conversion price represents a conversion premium of approximately 15% over the last reported sale price of US$145.57 per share of Tilray’s Class 2 common stock on the Nasdaq Global Select Market on October 4, 2018.

Neither the notes, nor any shares of Tilray’s Class 2 common stock issuable upon conversion of the notes, have been registered under the Securities Act or any state securities laws, or qualified for distribution by prospectus in Canada, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws, or sold in Canada absent an exemption from the prospectus requirements of Canadian securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements”, which may be identified by the use of words such as, “may”, “would”, “could”, “will”, “likely”, “expect”, “anticipate”, “believe, “intend”, “plan”, “forecast”, “project”, “estimate”, “outlook” and other similar expressions, including statements regarding the anticipated use of net proceeds of the offering of the notes, which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Forward-looking statements are not a guarantee of future performance and are based upon a number of estimates and assumptions of management in light of management’s experience and perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, including assumptions in respect of current and future market conditions. Actual results, performance or achievement could differ materially from that expressed in, or implied by, any forward-looking statements in this press release, and, accordingly, you should not place undue reliance on any such forward-looking statements and they are not guarantees of future results.

Forward-looking statements involve significant risks, assumptions, uncertainties and other factors that may cause actual future results or anticipated events to differ materially from those expressed or implied in any forward-looking statements. Please see the heading “Risk Factors” in Tilray’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 and the risks discussed in Tilray’s other filings with the Securities and Exchange Commission for a discussion of the material risk factors that could cause actual results to differ materially from the forward-looking information. Tilray does not undertake to update any forward-looking statements that are included herein, except in accordance with applicable securities laws.

Contacts

Tilray Inc.

Media:

Zack Hutson, +1-415-534-5541

zack.hutson@tilray.com

or

Investors:

Katie Turner, +1-646-277-1228

Katie.turner@icrinc.com